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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ---------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                   GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
            (Exact name of registrant as specified in it's charter)

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
                         CALIFORNIA                                                              95-2945353
(State or other jurisdiction of incorporation or organization)                   (I.R.S. Employer Identification Number)

                      GRAND PRIX ASSOCIATION OF LONG BEACH
                             1993 STOCK OPTION PLAN
                            (Full title of the Plan)


                         CHRISTOPHER R. POOK, PRESIDENT
                   GRAND PRIX ASSOCIATION OF LONG BEACH, INC.
                              3000 PACIFIC AVENUE
                             LONG BEACH, CA  90806
                    (Name and Address of Agent for Service)

                                 (562) 981-2600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
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                                            Proposed           Proposed
   Title of                                 Maximum            maximum
securities to be        Amount to be      offering price       aggregate           Amount of
  registered           registered (1)     per share (2)      offering price    registration fee
                                             $1.09                                   (2)
  Common Stock          602,451 shares                         $656,672            $199.00
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NOTES:  (1)  Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split, or combination of shares, recapitalization or any other change in the Company's capital stock. (See Introduction).

(2) The registration fee was calculated pursuant to Rule 457(h)(1) based on the price at which the options may be exercised.

INTRODUCTION

The Registrant is filing this Form S-8 Registration Statement in order to register 602,451 shares of Common Stock which were authorized to be issued under the Grand Prix Association of Long Beach 1993 Stock Option Plan (the "Plan"). The Plan originally authorized issuance of 16,998 shares. Subsequently the stock was split 35.57013:1. Therefore, the number of shares being registered is calculated by multiplying the number of shares granted (16,937) by 35.57013. Only 16,937 options were granted before the Plan was terminated. The 602,451 options granted were granted at an exercise price of $1.09 per share.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The following documents are incorporated by reference in the Registration Statement:

     (a) The Prospectus of Grand Prix Association of Long Beach, Inc. dated June 24, 1996 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933.

     (b) The Registrant's Form 8-K filed July 10, 1996, regarding the acquisition of Memphis Motorsports Park.

     (c) The Registrant's annual report on Form 10-KSB for fiscal year ended June 30, 1996 as filed with the Securities and Exchange Commission on November 14, 1996.

     (d) The Registrant's Form 8-K filed September 18, 1996 regarding the addition of Neil Matlins to the Board of Dircetors.

     (e) The Registrant's quarterly report on Form 10-QSB for fiscal quarter ended September 30, 1996 as filed with the Securities and Exchange Commission on November 14, 1996.

     (f) The Registrant's Form 8-K filed December 18, 1996 regarding the change of Registrant's fiscal year end to November 30.

     (g) The Registrant's annual report on Form 10-KSB for the transition period from July 1, 1996 through November 30, 1996 filed February 28, 1997.

     (h) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since fiscal year ended June 30, 1996.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and or 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that the securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in the document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.  The class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Articles of Incorporation and Bylaws contain provisions limiting the personal liability of directors to the company or its shareholders and indemnifying directors, officers, employees and agents of the Registrant for actions, in their capacity as such, to the fullest extent permitted by law. In August, 1994 each of the then-existing non-employee directors of the company entered into indemnification agreements with the company pursuant to which the company agreed to indemnify the non-employee directors against expenses incurred by a non-employee director arising out of any act or omission of the director arising out of his duties as a director of the company. In September, 1996, the company entered into similar agreements with two new non-employee directors.
The company has directors and officers liability insurance. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, the company has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present there is no pending or threatened litigation involving a director, officer, employee or agent of the company where indemnification will be required or permitted. The Registrant knows of no threatened litigation or proceeding which may result on a claim of indemnification by any director, officer, employee or agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

4.1 Grand Prix Association of Long Beach 1993 Stock Option Plan (incorporated by reference to Exhibit 10.4 to Registrant's Registration Statement on Form SB-
2).

4.2 Registrant's Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 and 3.2 to Registrant's Registration Statement on Form SB-2).

4.3 Registrant's Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock.

4.4 Registrant's Certificate of Correction of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock.

4.5 Bylaws (incorporated by reference to Exhibit 3.3 to Registrant's Registration Statement on Form SB-2).

5.1  Opinion of counsel.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of counsel (included as part of opinion filed as Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the Plan not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1934, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person or the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Long Beach, State of California, on March 10, 1997.

GRAND PRIX ASSOCIATION OF LONG BEACH, INC.


By: /s/ Christopher R. Pook
    -----------------------
Christopher R. Pook
Chairman of the Board,
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


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     Signature                              Title                        Date
     ---------                              -----                        ----

/s/ Christopher R. Pook      Chairman of the Board,                  March 10, 1997
--------------------------   President and Chief Executive
CHRISTOPHER R. POOK          Officer (Principal Executive Officer)


/s/ James P. Michaelian      Chief Operating Officer and             March 10, 1997
--------------------------   Director
JAMES P. MICHAELIAN


/s/ Marlene A. Davis         Chief Financial Officer                 March 10, 1997
--------------------------   (Principal Financial and
MARLENE A. DAVIS             Accounting Officer)


/s/ Daniel Gurney            Director                                March 10, 1997
--------------------------
DANIEL GURNEY


/s/ James Sullivan           Director                                March 10, 1997
--------------------------
JAMES SULLIVAN


/s/ John R. Queen, III       Director                                March 10, 1997
--------------------------
JOHN R. QUEEN, III
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

                                 EXHIBIT INDEX


The following exhibits to this Form S-8 are filed herewith:

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
EXHIBIT NO.                                               EXHIBIT
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

 4.3          Registrant's Certificate of Determination of Rights, Preferences, Privileges and
              Restrictions of Series B Convertible Preferred Stock.

 4.4          Certificate of Correction of Certificate of Determination of Rights, Preferences, Privileges
              and Restrictions of Series B Convertible Preferred Stock.

 5.1          Opinion of counsel.

23.1          Consent of Arthur Andersen LLP.

23.2          Consent of counsel (included as part of opinion filed as Exhibit 5.1).


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